                               ARTHUR ANDERSEN LLP



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Right Management Consultants, Inc.:

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements No. 333-06211, File No. 333-07975, File No. 33-58698, File No. 33-62997, and File No. 33-62999.

                                                     /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
         March 30, 1999